                                    Exhibit 99.1

News Release

International Paper Announces Strategic Changes

IP to Sell Global Cellulose Fibers Business to American Industrial Partners
Other changes include a $250 Million Investment in the Riverdale Mill in Selma, Ala. and the Closure of Riceboro Mill, Savannah Mill and Savannah Box Plant

MEMPHIS, Tenn. – August 21, 2025 – International Paper (NYSE: IP; LSE: IPC), a global leader in sustainable packaging solutions, today announced a series of strategic changes to achieve an advantaged cost position, deliver a superior customer experience and maintain a high relative supply position as part of its ongoing transformation journey.

Agreement to Sell Global Cellulose Fibers Business
International Paper has reached a definitive agreement with American Industrial Partners (AIP) to sell its Global Cellulose Fibers (GCF) business for $1.5 billion, subject to closing adjustments, including the issuance of preferred stock with an aggregate initial liquidation preference of $190 million. The Company previously announced the decision to review strategic alternatives for its GCF business last fall, as part of the Company’s strategy to focus on sustainable packaging solutions. The transaction is expected to close by the end of the year, subject to regulatory approvals.

“GCF is a strong business, and I’m pleased to see it transitioning to AIP, which is focused on investing in and growing industrial businesses,” said IP Chief Executive Officer Andy Silvernail. “Over the past few months, GCF has done the hard work of aligning resources with its most strategic customers, implementing an 80/20 mindset, and creating a simplified and focused portfolio. These actions, combined with its talented and committed team made it an attractive investment for AIP to enter the pulp market and have positioned GCF for long-term success under new ownership.”

“GCF is well-positioned for future growth, supported by its large and sustainable wood basket, durable end markets, industry leading quality and innovation, long-term customer relationships, deeply knowledgeable employees, and well-invested facilities,” said Rick Hoffman, Partner at AIP. “We look forward to partnering with GCF Senior Vice President Clay Ellis and the rest of the talented and tenured management team to implement their growth vision.”

The GCF business creates safe, high-quality pulp for a wide range of applications like towel and tissue products, diapers, feminine care, incontinence and other personal care products that promote health and wellness. In addition, its specialty pulp serves as a sustainable raw

                                    Exhibit 99.1
material used in construction materials, paints, coatings and more. GCF generated $2.8 billion in revenue in 2024 and has 3,300 employees globally, with nine manufacturing facilities and eight regional offices.

Strategic changes to Packaging Solutions business in North America
International Paper’s packaging business in North America has initiated a number of actions to enhance its ability to serve and grow with customers while improving its manufacturing footprint, including:

•Investment of $250 million to convert the #16 machine at the Riverdale mill in Selma, Ala. to produce containerboard
•The permanent closure of the Savannah, Ga. containerboard mill, the Savannah, Ga. packaging facility, and the Riceboro, Ga. containerboard mill and Riceboro, Ga. timber and lumber mills

These changes will impact approximately 1,100 hourly and salaried positions. International Paper is committed to providing severance packages and outplacement assistance to support employees during this transition.

“We understand how deeply these decisions affect our employees, their loved ones, and the surrounding communities,” said Tom Hamic, Executive Vice President and President of International Paper’s Packaging Solutions business in North America. “We are committed to supporting both our employees and customers as we navigate this transition.”

“While difficult, these decisions are essential to positioning International Paper for long-term success, enabling us to focus on the geographies, customers, and products where we can create the most value,” Hamic added. “Our investment in the Riverdale mill reflects our commitment to delivering high-quality, reliable service while strengthening our advantaged cost position.”

The Riverdale conversion is expected to be complete by the third quarter of 2026. The Riceboro and Savannah mills will shut down in phases by the end of September 2025, and the Savannah packaging facility will also cease operations by the end of September. These combined changes will result in a net reduction of the company’s annual containerboard capacity by approximately one million tons.

About International Paper
International Paper (NYSE: IP; LSE: IPC) is the global leader in sustainable packaging solutions. With company headquarters in Memphis, Tennessee, USA, and EMEA (Europe, Middle East and Africa) headquarters in London, UK, we employ more than 65,000 team members and serve customers around the world with operations in more than 30 countries. Together with our customers, we make the world safer and more productive, one sustainable packaging solution at a time. Net sales for 2024 were $18.6 billion. In 2025, International Paper acquired DS Smith creating an industry leader focused on the attractive and growing North American and EMEA regions. Additional information can be found by visiting www.internationalpaper.com.

                                    Exhibit 99.1

Morgan Stanley & Co. LLC acted as financial advisors, and Debevoise & Plimpton LLP and McCarthy Tétrault LLP acted as legal advisors to International Paper for the sale of the Global Cellulose Fibers business.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are not guarantees of future performance and reflect management's current expectations and beliefs regarding the divestiture of its Global Cellulose Fibers business, our closures and associated headcount reduction as well as anticipated expense reductions, the expected amount of certain pre-tax charges and the anticipated timing of such pre-tax charges, our 80/20 strategic approach and are subject to certain risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied. Factors which could cause actual results to differ include, among others, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the sale agreement; the outcome of any legal proceedings that may be instituted against the parties to the transaction; the failure to obtain necessary regulatory approvals; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the value of asset impairment charges arising from or in connection with the transaction; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the ability of the parties to consummate the Transaction and the other transactions contemplated by the Sale Agreement and the timing of such transactions; industry, global, economic and other conditions and political changes, as well as other factors, that could affect the mill closures including the amount of such pre-tax charges and the timing of such pre-tax charges. Additional risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission ("SEC") on February 21, 2025, and subsequent reports filed with the SEC. The Company undertakes no obligation to update any forward-looking statements contained in this press release, whether as a result of new information, future events or changes in expectations.

Contacts:
Media: newsroom@ipaper.com
Investors: Mandi Gilliland, 901-419-4595 and Michele Vargas, 901-419-7287